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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported) JUNE 22, 2001
                                                          -------------

                                NRG ENERGY, INC.
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             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)


          001-15891                                   41-1724239
   ------------------------               ---------------------------------
   (Commission File Number)               (IRS Employer Identification No.)


901 MARQUETTE AVENUE, SUITE 2300  MINNEAPOLIS, MN             55402
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    (Address of principal executive offices)                (Zip Code)



         Registrant's telephone number, including area code 612-373-5300
                                                            ------------



          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On June 22, 2001, subsidiaries of NRG Energy, Inc. acquired 1,081 megawatts of baseload electric generating plants from Delmarva Power and Light, a subsidiary of Wilmington, Delaware-based Conectiv for approximately $643 million, subject to purchase price adjustments. The facilities acquired are the 784 MW coal-fired Indian River generating station and the 170 MW coal-fired Vienna generating station. Also acquired were a 63 MW interest in the 1,711 MW coal-fired Keystone station and a 64 MW interest in the 1,711 MW coal-fired Conemaugh station. The acquisition was financed under a $580 million term loan agreement between NRG Midatlantic Generating LLC, a wholly-owned subsidiary of NRG Energy and Chase Manhattan Bank, as Administrative Agent and equity contributions from NRG Energy.

The press release reporting the acquisition from Conectiv is filed with this Form 8-K as Exhibit 99.7 See "Item 7. Exhibits."



Item 7. Exhibits.

The following exhibits are filed with this report on Form 8-K:

Exhibit No.                Description
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
99.7                       Press release issued June 25, 2001, of NRG Energy, Inc.
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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NRG Energy, Inc.
                                       (Registrant)



                                       By /s/ Leonard A. Bluhm
                                          --------------------------------------
                                              Leonard A. Bluhm
                                              Executive Vice President and
                                              Chief Financial Officer
                                              (Principal Financial Officer)



Dated:  June 29, 2001